                                  FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 4, 1998 (JUNE 19,
                                     1998)


                        COMMUNICATIONS INSTRUMENTS, INC.
             (Exact name of registrant as specified in its charter)

North Carolina                                                   56-182-82-70
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization                                Identification No.)

1396 Charlotte Highway, Fairview, NC                                28730
(Address of principal executive offices)                          (Zip Code)

                                 (704) 628-1711
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

     The undersigned Registrant hereby amends the following item and exhibit of its Current Report on Form 8-K, dated July 6, 1998, relating to events occurring on June 19, 1998, as set forth on the pages attached hereto.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (b) PRO FORMA FINANCIAL INFORMATION

     The required pro forma financial information for the transaction that is the subject of this Report on Form 8-K/A is hereby filed as part of this Report in the form attached as Exhibit B.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  COMMUNICATIONS INSTRUMENTS, INC.

DATE: SEPTEMBER 4, 1998

                                  BY:
                                     -------------------------------
                                     NAME: DAVID HENNING
                                     TITLE: CHIEF FINANCIAL OFFICER,
                                            ASSITANT SECRETARY

                                                                       Exhibit B

                       COMMUNICATIONS INSTRUMENTS, INC.
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


The following unaudited pro forma financial statements (the "Pro Forma Financial Statements") are based on the historical financial statements of Communications Instruments, Inc., a North Carolina corporation (the "Company"), included in the Company's Form 10-K and the Company's quarterly report filed on Form 10-Q.

On June 19, 1998, the Company acquired all of the outstanding capital stock of Corcom, Inc., an Illinois corporation ("Corcom") pursuant to the merger of RF Acquisition Corp., a newly formed wholly-owned subsidiary of the Company, with and into Corcom (the "Merger"). The Company paid $13.00 per share to the shareholders of Corcom in exchange for the shares received in the Merger (approximately $51.1 million in the aggregate). The Company used a portion of the proceeds of $48.1 million of borrowings under a $60.0 million credit facility entered into with the Bank of America National Trust and Savings Association on June 19, 1998 (the "Senior Credit Facility"), additional paid in capital of $5.0 million contributed by the Parent (as defined), and $7.4 million in cash from Corcom to finance the Merger, repay $7.4 million of debt associated with the Old Senior Credit Facility (as defined) and fund the related merger costs. Corcom is an electromagnetic interference filter manufacturer located in Libertyville, Illinois.

On December 1, 1997, the Company acquired certain assets and assumed certain liabilities of the Genicom Relays Division ("GRD") of Genicom Corporation for approximately $4.8 million in cash less a subsequent purchase price adjustment of $115,000 (the "GRD Acquisition"). The payment of the purchase price was funded through the Company's Old Senior Credit Facility (as defined).

On September 18, 1997, the Company consummated an offering of 95,000 of $1,000 principal amount of 10% Senior Subordinated Notes (the "Notes"), due 2004, Series B, (the "Offering"). Concurrent with the Offering, (i) Code, Hennessy & Simmons III, LP, certain members of management, and certain other investors (collectively, the "New Investors") acquired approximately 87% of the capital stock of CII Technologies Inc., a Delaware corporation and the holder of all the outstanding capital stock of the Company ("Parent"), and certain of Parent's existing stockholders (the "Existing Stockholders"), including certain members of management, retained approximately 13% of the Parent's capital stock (collectively, the "Recapitalization"); (ii) the Company borrowed approximately $2.7 million pursuant to a new senior secured credit facility providing for loans of up to $25.0 million which was then retired on June 19, 1998 (the "Old Senior Credit Facility"); (iii) the Company repaid approximately $29.3 million of outstanding obligations under its prior senior credit facility (the "Old Credit Facility") including a success fee of approximately $1.5 million in connection therewith and certain other liabilities (the "Refinancing"); (iv) the Company purchased for $4.5 million the remaining 20% of the outstanding capital stock of Kilovac Corporation ("Kilovac") that the Company did not then own (the "Kilovac Purchase"); and (v) the Company made a dividend of approximately $55.0 million to Parent (the "Dividend"), which was used to consummate the Recapitalization and repay certain indebtedness of Parent. Pursuant to the Recapitalization, the New Investors, including Code, Hennessy and Simmons, and certain Existing Stockholders, including members of senior management, invested approximately $25.0 million through a cash investment of approximately $21.7 million and the retention of capital stock of Parent which, for the purposes of the Recapitalization is valued at approximately $3.3 million.

The Offering, the Recapitalization, the Refinancing, the Kilovac Purchase, the Dividend and the initial borrowings under the Old Senior Credit Facility are collectively referred to herein as the "Transactions".

The unaudited pro forma statement of operations for the year ended December 31, 1997 gives effect to the Transactions, the GRD Acquisition and the Corcom Merger as if such events were consummated on January 1, 1997. The unaudited pro forma statement of operations for the six months ended June 30, 1998 gives effect to the Corcom Merger as if such event was consummated on January 1, 1998. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable.

The pro forma financial statements do not purport to be indicative of the results that would have been obtained had such transactions described above occurred as of the assumed dates. In addition, pro forma financial statements do not purport to project the Company's results of operations for any future date or period.

The pro forma financial statements should be read in conjunction with the financial statements of the Company and Kilovac , and the notes thereto, contained in the Company's Registration Statement filed on Form S-4, the financial statements of GRD contained in the Company's Form 8-K/A filed on March 17, 1998, and the financial statements of Corcom contained in the Company's Form 8-K filed on July 6, 1998.

Statements made by the Company which are not historical facts are forward looking statements that involve risks and uncertainties. Actual results could differ materially from those expressed or implied in forward looking statements. All such forward looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Important factors that could cause future financial performance to differ materially from past results and from those expressed or implied in this document, include, without limitation, the risks of acquisition of businesses (including limited knowledge of the businesses acquired and potential misrepresentations from sellers), changes in business strategy or development plans, dependence on independent sales representatives and distributors, environmental regulations, availability of financing, competition, reliance on key management personnel, ability to manage growth, loss of customers and a variety of other factors.

COMMUNICATIONS INSTRUMENTS, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Twelve Months Ended December 31, 1997

                                                                                          Pro Forma
                                                                  Pro Forma             Adjustments
                                                                Adjustments                 for the
                                                                    for the        Recapitalization
                                                                    Kilovac         and the Initial
                                                    Company        Purchase (1)            Offering      Pro Forma (9)        GRD
                                                    -------     -----------        ----------------      ---------        -------
Net sales                                           $89,436          $   --                $     --        $89,436        $14,344
Cost of sales                                        59,601              14 (2)                  --         59,615         11,458
                                                    -------          ------                --------        -------        -------
Gross profit                                         29,835             (14)                     --         29,821          2,886

Selling expense                                       6,077              --                      --          6,077            562
General and administrative expenses                   7,432               3 (3)                 268 (6)      7,703            797
Research and development expenses                     1,090              --                      --          1,090             --
Amortization of goodwill and other intangible
  assets                                                648             106 (4)                  --            754             --
Special acquisition expenses                            260              --                      --            260             --
                                                    -------          ------                --------        -------        -------
Income (loss) from operations                        14,328            (123)                   (268)        13,937          1,527

Interest expense, net                                 6,573             338 (5)               4,579 (7)     11,490             --
Cancellation fees                                       800              --                      --            800             --
Other expense, net                                       17              --                      --             17             --
                                                    -------          ------                --------        -------        -------
Income (loss) before income taxes, minority
  interest, and extraordinary item                    6,938            (461)                 (4,847)         1,630          1,527

Provision for (benefit from) income taxes (8)         2,836            (149)                 (1,939)           748             --

Income applicable to minority interest                   55             (55)                     --             --             --
                                                    -------          ------                --------        -------        -------
Net income (loss) before extraordinary item         $ 4,047          $ (257)               $ (2,908)       $   882        $ 1,527
                                                    =======          ======                ========        =======        =======

                                                                                                   Pro Forma
                                                   Pro Forma                                     Adjustments
                                                 Adjustments                                         for the        Pro Forma
                                                 for the GRD                                          Corcom               as
                                                 Acquisition (10)   Pro Forma (14)     Corcom         Merger (15)    Adjusted (20)
                                                 -----------        ---------        --------    -----------        ---------
Net sales                                             $   --        $ 103,780        $ 36,788       $     --        $ 140,568
Cost of sales                                           (362)(11)      70,711          23,434            (46)(16)      94,099
                                                      ------        ---------        --------       --------        ---------
Gross profit                                             362           33,069          13,354             46           46,469

Selling expense                                           --            6,639           3,637             --           10,276
General and administrative expenses                     (149)(12)       8,351           4,707             (9)(17)      13,049
Research and development expenses                         --            1,090             293             --            1,383
Amortization of goodwill and other intangible
  assets                                                  --              754              --          1,885 (18)       2,639
Special acquisition expenses                              --              260              --             --              260
                                                      ------        ---------        --------       --------        ---------
Income (loss) from operations                            511           15,975           4,717         (1,830)          18,862

Interest expense, net                                    362 (13)      11,852            (296)         3,645 (19)      15,201
Cancellation fees                                         --              800              --             --              800
Other expense, net                                        --               17              --             --               17
                                                      ------        ---------        --------       --------        ---------
Income (loss) before income taxes, minority
  Interest, and extraordinary item                       149            3,306           5,013         (5,475)           2,844

Provision for (benefit from) income taxes (8)            670            1,418           2,010         (1,890)           1,538

Income applicable to minority interest                    --               --              --             --               --
                                                      ------        ---------        --------       --------        ---------
Net income (loss) before extraordinary item           $ (521)       $   1,888        $  3,003       $ (3,585)       $   1,306
                                                      ======        =========        ========       ========        =========

                        COMMUNICATIONS INSTRUMENTS, INC.

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997



(1) Adjustments give effect to the Kilovac Purchase as if such event occurred on January 1, 1997

     The Kilovac Purchase was financed through a portion of the proceeds from the Offering and the Recapitalization.


     Purchase price allocation for the additional 20% of Kilovac (in thousands):
     Inventory                                                $    47
     Fixed assets                                                 169
     Intangible assets                                            458
     Minority interest in net income of subsidiary                123
     Goodwill                                                   3,974
     Liabilities assumed                                         (271)
                                                              --------
     Total purchase price                                     $ 4,500
                                                              ========


(2) Adjustment reflects $14,000 of depreciation expense related to the assets acquired in the Kilovac Purchase.
(3) Adjustment reflects $3,000 of depreciation expense related to the assets acquired in the Kilovac Purchase.
(4) Adjustment reflects $106,000 of amortization of goodwill and other intangible assets recorded in connection with the Kilovac Purchase. Goodwill is amortized over 30 years due to the long life cycles of the product.
(5) Adjustment reflects additional interest expense associated with the use of $4.5 million of the proceeds from the issuance of the Notes to effect the Kilovac Purchase at a 10% annual interest rate.
(6) Adjustment reflects the effect of the new management fees of $375,000 offset by the old management fees of $107,000.
(7) Adjustment reflects elimination of $2.5 million of the interest expense associated with the Old Credit Facility offset by (i) additional interest expense associated with the issuance of the Notes of approximately $90.5 million (net of $4.5 million used to effect the Kilovac Purchase, see Note
     5) at a 10% annual interest rate and (ii) additional interest expense associated with borrowings against the New Credit Facility of approximately $2.7 million at an assumed interest rate of 9.75%.
(8) Assumes an effective tax rate of 32.3% for Kilovac Purchase, 40.0% for the Recapitalization and Offering, 40.0% for the GRD Acquisition and 34.5% for the Corcom Merger. The effective tax rate was computed based upon statutory rates adjusted for certain known permanent differences in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".

(9) Adjustments give effect to the Kilovac Purchase, the Recapitalization and the Initial Offering as if such events occurred on January 1, 1997.
(10) The Company has accounted for the GRD Acquisition as a purchase, applying the provisions of Accounting Principles Board Opinion No. 16. The purchase price has been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair market values as of the closing of the GRD Acquisition.

     The GRD Acquisition was financed by a draw on the Company's Old Senior Credit Facility. The purchase price was allocated to the assets of GRD based on their relative fair value, as follows (in thousands):



     Current assets                   $   3,757
     Property, plant and equipment        1,850
     Intangibles and other assets            24
     Liabilities assumed                   (948)
                                      ----------
     Total purchase price             $   4,683
                                      ==========

(11) Adjustment reflects a lower depreciation expense based on the fair value of the assets purchased ($55,000) and the reduction of corporate service charges allocated by GRD's former parent ($561,000) offset by the estimated incremental costs the Company would incur to replace the charges for rent, utilities and maintenance ($254,000).
(12) Adjustment reflects the removal of corporate service charges allocated by GRD's former parent ($321,000) offset by the estimated incremental costs the Company would incur to replace the services of human resources, finance and MIS support ($172,000).
(13) Adjustment reflects the additional interest expense associated with approximately $4.7 million of bank debt incurred to finance the GRD Acquisition. Interest rates assumed with respect to such bank debt were 8.25% with respect to approximately $4.0 million of such debt and 9.5% with respect to approximately $700,000 of such debt.
(14) Adjustments give effect to the GRD Acquisition as if such event had occurred on January 1, 1997.
(15) The Company has accounted for the Corcom Merger as a purchase, applying the provisions of Accounting Principles Board Opinion No. 16. The purchase price has been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair market values as of the closing of the Corcom Merger.

     The Company used a portion of the proceeds of $48.1 million of borrowings under the Senior Credit Facility, additional paid in capital of $5.0 million contributed by the Parent, and $7.4 million in cash from Corcom to finance the Merger, repay $7.4 million of debt associated with the Old Senior Credit Facility and fund the related merger costs.

     The purchase price was allocated to the assets of Corcom based on their relative fair value, as follows (in thousands):

     Current assets                                   $ 12,541
     Property, plant and equipment                       7,374
     Intangible and other assets                        35,449
     Liabilities assumed                               (10,314)
                                                      --------
     Total purchase price                             $ 45,050
                                                      ========


     Such allocations of purchase price are subject to final determination based on valuations and other studies that will be completed after the closing. Management believes that there will be no material changes to the allocation of the purchase price.

(16) Adjustment reflects a lower depreciation expense based on the fair value of the assets purchased ($46,000). Does not give effect to the write-off of $392,000 due to the purchase accounting adjustment for the increase of inventories to estimated fair market value in connection with the Corcom Merger.

(17) Adjustment reflects a lower depreciation expense based on the fair value of the assets purchased ($9,000).

(18) Adjustment reflects $749,000 of amortization of goodwill and approximately $1.1 million of amortization of other intangible assets recorded in connection with the Corcom Merger. Goodwill is amortized over 30 years due to the long life cycles of the products. Other intangible assets are amortized over lives ranging from 2.5 years to 30 years.

(19) Adjustment reflects primarily the additional interest expense associated with approximately $40.7 million of incremental bank debt incurred to finance the Corcom Merger. The interest rate assumed with respect to such bank debt is 8.125%. An increase in this rate of 1/8% would increase interest expense by approximately $51,000 for the year and a decrease of 1/8% would lower interest expense by approximately $51,000 for the year.

(20) Adjustments give effect to the Corcom Merger as if such event had occurred on January 1, 1997.

COMMUNICATIONS INSTRUMENTS, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
For the Six Months June 30, 1998


                                                                                  Pro Forma
                                                                                Adjustments
                                                                                    for the
                                                                                     Corcom
                                                         Company    Corcom           Merger (1)   Pro Forma (7)
                                                         -------   --------     --------------    ------------
Net sales                                                $53,652   $ 16,284       $    -             $69,936
Cost of sales                                             36,217     11,032           (54)(2)         47,195
                                                         -------   --------       -------            -------
Gross profit                                              17,435      5,252            54             22,741

Selling expense                                            3,571      1,741            -               5,312
General and administrative expenses                        3,791      4,292        (2,049)(3)          6,034
Research and development expenses                            599        183            -                 782
Amortization of goodwill and other intangible assets         419         -            878(4)           1,297
                                                         -------    -------       -------            -------
Income (loss) from operations                              9,055       (964)        1,225              9,316

Interest expense, net                                      5,456       (198)        1,758(5)           7,016
Other income, net                                              3         -             -                   3
                                                         -------    -------       -------            -------
Income (loss) before income taxes and extraordinary        3,602       (766)         (533)             2,303
   item

Provision for (benefit from) income taxes (6)              1,457        221          (414)             1,264
                                                         -------    -------       -------            -------
Net income (loss) before extraordinary item              $ 2,145     $ (987)      $  (119)           $ 1,039
                                                         =======     ======       =======            =======

                       COMMUNICATIONS INSTRUMENTS, INC.

             NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JUNE 30, 1998



(1) The Company has accounted for the Corcom Merger as a purchase, applying the provisions of Accounting Principles Board Opinion No. 16. The purchase price has been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair market values as of the closing of the Corcom Merger.

     The Company used a portion of the proceeds of $48.1 million of borrowings under the Senior Credit Facility, additional paid in capital of $5.0 million contributed by the Parent, and $7.4 million in cash from Corcom to finance the Merger, repay $7.4 million of debt associated with the Old Senior Credit Facility and fund the related merger costs.

     The purchase price was allocated to the assets of Corcom based on their relative fair value, as follows (in thousands):

     Current assets                                   $ 12,541
     Property, plant and equipment                       7,374
     Intangible and other assets                        35,449
     Liabilities assumed                               (10,314)
                                                      --------
     Total purchase price                             $ 45,050
                                                      ========


     Such allocations of purchase price are subject to final determination based on valuations and other studies that will be completed after the closing. Management believes that there will be no material changes to the allocation of the purchase price.


(2) Adjustment reflects a lower depreciation expense based on the fair value of the assets purchased ($54,000). Does not give effect to the write-off of $392,000 due to the purchase accounting adjustment for the increase of inventories to estimated fair market value in connection with the Corcom Merger.

(3) Adjustment reflects a lower depreciation expense based on the fair value of the assets purchased ($9,000) and the removal of expenses associated with the Merger (approximately $2.0 million).

(4) Adjustment reflects $349,000 of amortization of goodwill and $529,000 of amortization of other intangible assets recorded in connection with the Corcom Merger. Goodwill is amortized over 30 years due to the long life cycles of the products. Other intangible assets are amortized over lives ranging from 2.5 years to 30 years.

(5) Adjustment reflects primarily the additional interest expense associated with approximately $40.7 million of incremental bank debt incurred to finance the Corcom Merger. The interest rate assumed with respect to such bank debt is 8.125%. An increase in this rate of 1/8% would increase interest expense by approximately $24,000 for the six months and a decrease of 1/8% would lower interest expense by approximately $24,000 for the six months.

(6) Assumes an effective tax rate of 77.7% for the Corcom Merger. The effective tax rate was computed based upon statutory rates adjusted for certain known permanent differences in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".

(7) Adjustments give effect to the Corcom Merger as if such event had occurred on January 1, 1997.